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                                                                  Exhibit 10(i)

                         CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 30, 1995 (this "Agreement"), is by and among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the "Company"), each of the Affiliates of the Company designated in Section 1.1 as a "Borrowing Affiliate" (the Company and Borrowing Affiliates may each be referred to as a "Borrower" and, collectively, as the "Borrowers") and the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                           INTRODUCTION

         The Borrowers desire to obtain a short-term revolving credit facility in the aggregate principal amount of $40,000,000 in order to provide funds to support its commercial paper program, and the Banks are willing to establish such a credit facility in favor of the Borrowers on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I.

                           DEFINITIONS

         2. Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Adjusted Tangible Net Worth" of any person shall mean, as of any date,
(a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, plus (b) the amount of treasury stock of such person, not exceeding $30,000,000, and only to the extent that it has been acquired by such person subsequent to January 31, 1995, less (c) treasury stock, less (d) the net book value of all items of the following character which are included in the assets of such person and were incurred after January 31, 1995: (i) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) franchises, licenses and permits, and, (vi) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

         "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing provisions of this definition, the term "Affiliate" shall not include Sam J. Frankino, Chairman of the Board and majority shareholder of the Company.

         "Applicable Margin" shall mean the following margin based upon the Interest


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Coverage Ratio as adjusted on the first day of the calendar month immediately following the date on which the financial statements and compliance certificate required pursuant to Section 5.1(d) are delivered to the Banks and shall remain in effect until the next change to be effected pursuant to this definition, based upon such ratio for the four consecutive fiscal quarters immediately preceding such date; provided, that, the Eurodollar Rate shall not be adjusted pursuant to the Applicable Margin for any outstanding Eurodollar Rate Loan until after the end of the Eurodollar Interest Period for such Eurodollar Rate Loan:

                                          Applicable
     Interest Coverage Ratio                           Margin

                                    Eurodollar Rate
                                       Loans         Facility Fee

(a)  Greater than or equal to 4.0 to 1.0                  0.30%           0.08%
(b)  Less than
     4.0 to 1.0 but greater
     than or equal to 2.0
     to 1.0                            0.375%          0.10%
(c)  Less than 2.0 to 1.0              0.50%           0.15%

; provided, however, that, if any financial statements referred to above are not delivered within the time period specified above, then, until the financial statements are delivered, the Applicable Margin for Eurodollar Rate Loans shall be 0.50% and for the facility fee will be 0.15%.

        "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now owing or hereafter arising, direct or indirect, contingent or otherwise, of the Borrowers to the Agent or any Bank pursuant to the Loan Documents.

        "Borrowing" shall mean the aggregation of Loans of the Banks to be made to any Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date (and with respect to Eurodollar Rate Loans, for a single Interest Period), which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans.

        "Borrowing Affiliate" shall mean each of the Affiliates of the Company set forth on Schedule 1.1(a). As of the Effective Date, there are no Borrowing Affiliates. An Affiliate may be added to Schedule 1.1(a) as a "Borrowing Affiliate" upon request by the Company to the Agent for designation of such Affiliate as a "Borrowing Affiliate" hereunder so long as (a) each of the Banks approves the designation of such Affiliate as a "Borrowing Affiliate", which approval shall not be unreasonably withheld, (b) each of the Guarantors guarantees the obligations of such new Borrowing Affiliate pursuant to the terms of the Guaranty, (c) such new Borrowing Affiliate delivers Notes executed in favor of each Bank, and all documents and items referred to in Section 2.5, all in form and substance satisfactory to the Banks, (d) the Company and such new Borrowing Affiliate execute an agreement in the form of Exhibit A hereto and (e) no Default or Event of Default has occurred and is continuing hereunder at the time the request is made.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions.

        "Capital Lease" of any person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.


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        "Commitment" shall mean, with respect to each Bank, the commitment of each such Bank to make Loans pursuant to Section 2.1, in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Bank set forth next to the name of each such Bank on the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2 or Section 8.6.

        "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

        "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

        "Controlled Group" means a person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such person, are treated as a single employer generally under Section 414(b) or 414(c) of the Code.

        "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing on February 1, 1995 through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period, all as determined in accordance with Generally Accepted Accounting Principles.

        "Default" shall mean any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

        "Dollars" and "$" shall mean the lawful money of the United States of America.

        "EBIT" shall mean, with respect to any person, for any period, the sum of (a) Operating Net Income or Loss plus (b) all amounts deducted in determining such Operating Net Income or Loss on account of (i) Interest Expense and (ii) taxes based on or measured by income, all as determined in accordance with Generally Accepted Accounting Principles.

        "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

        "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.


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        "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code and the regulations promulgated thereunder.

        "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, three or six months thereafter, as any Borrower may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

        "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

              (a)   the Applicable Margin,

              (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to the Agent by other prime banks in the London interbank market, at approximately 11:00 a.m. London time, on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

        "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

        "Event of Default" shall mean any of the events or conditions described in Section 6.1.

        "Existing Credit Agreement" shall mean the Credit Agreement dated as of June 1, 1992, as amended, among the Company, formerly known as Agency Rent-A-Car, Inc., the banks named therein and NBD Bank, as agent.

        "Federal Funds Rate" shall mean the per annum rate that is equal to the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by


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the Agent in its regional federal funds market for overnight borrowings from other banks; all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such announced rates.

        "Floating Rate" shall mean the per annum rate equal to the greater of
(i) the Prime Rate in effect from time to time, and (ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

        "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

        "Generally Accepted Accounting Principles" shall mean Generally Accepted Accounting Principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

        "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Agent and the Banks pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

        "Guarantor" shall mean each Supporting Subsidiary as of the Effective Date, and each person thereafter becoming a Supporting Subsidiary, or otherwise entering into a Guaranty, from time to time.

        "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

        "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any plan of such person or of any member of a Controlled Group of which such person is a member, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.


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        "Interest Coverage Ratio" of any person shall mean, for any period, the ratio of (a) EBIT to (b) Interest Expense.

        "Interest Expense" of any person shall mean, for any period, all interest paid or payable by such person on Indebtedness during such period.

        "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Eurodollar Interest Period exceeding three months, those days that occur during such Eurodollar Interest Period at intervals of three months after the first day of such Eurodollar Interest Period, and (b) in all other cases, the last Business Day of each January, April, July and October occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

        "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

        "Loan" shall mean any borrowing under Section 2.4 evidenced by a Note and made pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Floating Rate Loans and Eurodollar Rate Loans are referred to herein as "types" of Loans.

        "Loan Documents" shall mean this Agreement, the Notes, the Guaranties and any other agreement, instrument or document executed at any time in connection with this Agreement.

        "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

        "Note" shall mean any promissory note of the Borrowers evidencing one or more Loans, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "Operating Net Income or Loss" of any person shall mean, as of any date, net income or loss from operations before giving effect to (a) extraordinary items, (b) charges taken as a result of accounting changes and (c) gains or losses from discontinued operations, all as determined in accordance with Generally Accepted Accounting Principles.

        "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Eurodollar Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

        "Person" or "person" shall include an individual, a corporation, an association, a


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partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

        "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

        "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

        "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

        "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

        "Required Banks" shall mean Banks holding not less than sixty-seven percent (67%) of the aggregate principal amount of the Loans then outstanding (or sixty-seven percent (67%) of the Commitments if no Loans are then outstanding).

        "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

        "Supporting Subsidiary" shall mean each Subsidiary of a Borrower, if, at the time of determination the total assets of such Subsidiary are $5,000,000 or more. Once a Subsidiary is determined to be a Supporting Subsidiary, it shall continue to be a Supporting Subsidiary, regardless of any change in its assets.

        "Termination Date" shall mean the earlier to occur of (a) June 28, 1996 or such later date to which the Termination Date is extended pursuant to Section 2.1(b), and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 6.2.

        "Total Liabilities" of any person shall mean, as of any date, all obligations which, in accordance with Generally Accepted Accounting Principles, are or should be classified as liabilities on a balance sheet of such person.

        "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

        2.1 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Banks", "Company", "Borrowing Affiliate", "Borrower", "Borrowers" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such


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terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                           ARTICLE II.

                  THE COMMITMENTS AND THE LOANS

        3.    Commitment of the Banks.

        (a) Loans. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date any such Loan is made.

        (b) Extensions. The Banks shall consider annual requests for the extension of Termination Date. The Company shall deliver a notice in writing to the Agent on or before April 15 of each year in the event the Company chooses to extend the Termination Date for a period of 364 days from the then existing Termination Date. The Agent shall provide notice to each of the Banks within five (5) business days after receiving such notice. Each of the Banks agrees to provide notice in writing to the Agent of its agreement or refusal to extend such Termination Date for a period of 364 days on or before May 31 of each year; provided, however, that the failure of any Bank to so communicate its agreement or refusal shall be deemed to be such Bank's refusal to so extend the Termination Date. The determination to extend or not to extend the Termination Date shall be given or withheld by each Bank in its absolute and sole discretion and any such agreement or refusal once given shall not be revocable by any Bank prior to the then applicable Termination Date. No extension of the Termination Date shall in any event be effective until the Agent shall have received an agreement to so extend, in the form of Exhibit D, attached hereto executed by each Bank; provided, however, that if any Bank refuses to extend the Termination Date, the Agent shall provide notice to the Company and (i) the commitment of each Bank shall remain unchanged and the Total Commitment and the Percentage of Total Commitments shall be modified accordingly, or (ii) additional lenders, as selected by the Company, shall be added to this Agreement.

        3.1 Termination and Reduction of Commitments. The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (a) the Company shall give not less than five (5) days prior notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof,
(b) each partial reduction of the Commitments shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth on the signature pages hereof next to the name of each such Bank, (c) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, and
(d) the Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2, whether optional or mandatory, may not be reinstated.

        3.2 Fees. (a) The Borrowers agree to pay to the Agent, for the benefit of the Banks, a facility fee on the entire amount of the Commitments, for the period from the Effective Date to but excluding the Termination Date, at a per annum rate equal to the Applicable Margin. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the date of this Agreement and on the Termination Date.

              (b) The Borrowers agree to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts as are mutually agreed upon by the Company and the Agent.

        3.3 Disbursement of Loans. (a) A Borrower shall give the Agent notice of its request for each Borrowing in substantially the form of Exhibit E hereto (with sufficient executed copies for each Bank) not later than 10:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, and (ii) on the date such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether a Eurodollar Rate Borrowing, or Floating Rate Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Eurodollar Interest Period to be initially applicable to such Borrowing. The Agent, by 1:00 p.m. Detroit time, on the same day such notice is given, shall provide notice of such requested Borrowing to each Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing shall be made available to the Borrower requesting such Loan in immediately available funds.

              (b) Each Bank, on the date any Borrowing is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Borrower requesting such Loan. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this
Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Borrower requesting such Loan, and such Bank and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrowers by the Agent until the date such amount is repaid to the Agent, at a rate per annum, if paid by such Borrower, equal to the interest rate applicable to such Borrowing during such period, and if paid by such Bank, equal to the Federal Funds Rate. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such related Borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Borrowing.

              (c) All Loans made under this Section 2.4 shall be evidenced by the Notes and all such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by each Borrower to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve any Borrower of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, a Borrower may borrow Loans under this Section 2.4, prepay Loans pursuant to Section 3.1 and reborrow Loans under this Section 2.4.

        3.4 Conditions for First Disbursement. The obligation of the Banks to make the first Loan hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Bank and the Agent:

              (a) Charter Documents. Certificates of recent date of the appropriate authority or official of each Borrower's and each Guarantor's respective state of incorporation listing all charter documents of each Borrower and each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of each Borrower and each Guarantor, respectively, together with copies of such charter documents of each Borrower and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

              (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and each Guarantor to authorize the execution, delivery and performance by each Borrower and each Guarantor of this Agreement, the Notes and the Guaranty to which each Borrower and such Guarantor, respectively, is a party and the consummation by each Borrower and such Guarantor, respectively of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

              (c) Incumbency Certificate. Certificates of incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each Borrower and such Guarantor in connection with this Agreement, the Notes and the Guaranty to which such Borrower or such Guarantor is a party and the consummation by such Borrower and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

              (d) Notes. The Notes duly executed on behalf of Borrowers for each Bank;

              (e) Guaranties. The Guaranties, duly executed on behalf of each Guarantor;

              (f) Legal Opinions. The favorable written opinion of counsel for each Borrower and each Guarantor (which counsel may be an employee of the Company or any such Guarantor), with respect to each of the matters set forth in
Article IV (other than Sections 4.6, 4.7, 4.11, and 4.12), and as to such other matters as the Banks or the Agent may reasonably request; and

              (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Guaranties or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Guaranties, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect.

        3.5 Further Conditions for Disbursement. The obligation of the Banks to make any Loan (including the first Loan), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

              (a) The representations and warranties contained in Article IV hereof and in the Guaranties shall be true and correct on and as of the date such Loan is made (both before and after such Loan is made) as if such representations and warranties were made on and as of such date;

              (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Loan is made (whether before or after such Loan is made); and

Each Borrower shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

        3.6 Subsequent Elections as to Borrowings. A Borrower may elect (a) to continue a Eurodollar Rate Borrowing, or a portion thereof, as a Eurodollar Rate Borrowing, or (b) may elect to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing, or (c) elect to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit F hereto not later than 10:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective,
(ii) the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Eurodollar Interest Period to be applicable thereto upon such continuation or conversion. The Agent, on the day such notice is given in the event of an election to convert or continue a Floating Rate Borrowing, and not later than the Business Day next succeeding the day such notice is given in all other cases, shall provide notice of such election to the Banks. If a Borrower shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Floating Rate Borrowing on the last day of the then current Eurodollar Interest Period with respect to such Borrowing.

        3.7 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for a conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Borrowing, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by a Borrower are not available to any Bank in the relevant interbank secondary market, or (b) the Eurodollar Rate, will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Eurodollar Rate Borrowing, or (ii) to continue such Eurodollar Rate Borrowing as a Eurodollar Rate Loan, or (iii) to convert a Loan to a

Eurodollar Rate Loan, then no Borrower shall be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing pursuant to
Section 2.4 or a continuation of or conversion to a Eurodollar Rate Borrowing of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Eurodollar Rate Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Borrowings of the affected type pursuant to Section 2.7.

        3.8 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Commitments, and (b) conversions or payments required pursuant to Section 3.7, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000. The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement may not exceed five.

        3.9 Guaranties. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement to the Banks and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Banks and the Agent Guaranties of all Supporting Subsidiaries; provided, however, that the Banks hereby agree to release the Subsidiary of the Company to be formed for the sole purpose of accomplishing the sale, liquidation or other disposition of the automobile rental fleet as provided in Section 5.2(f) from its obligations under any Guaranty executed after the Effective Date by such Subsidiary upon the sale, liquidation or other disposition of such Subsidiary or its assets.

                           ARTICLE III.

                     PAYMENTS AND PREPAYMENTS

        4. Principal Payments. (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Loans.

              (b) The Borrowers may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election for continuation of or conversion to a Eurodollar Rate Loan is pending pursuant to
Section 2.7, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Eurodollar Interest Period with respect to such Loan.

        4.1 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

              (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

              (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

        4.2 Payment Method. (a) All payments to be made by the Borrowers hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address referred to in Section 8.2 not later than 2:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 2:00 p.m. Detroit time shall be deemed to be payments made prior to 2:00 p.m. Detroit time on the next succeeding Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

              (b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that the Borrowers fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

              (c) On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds, made by wire transfer, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing and (ii) in the case of fees paid pursuant to
Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(b) and amounts payable to the Agent or any Bank under Section 2.4(b), 3.6 or 3.8) determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

        4.3 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority; provided, however, that this Section
3.4 shall not preclude any Borrower from counterclaiming against any Bank having its principle office in the United States of America for (a) income taxes owed to the United States of America by such Bank, which are paid by a Borrower under a valid garnishment order, or (b) other obligations of such Bank, unrelated to such taxes, levies, imposts, duties, fees, assessments, or other charges, which are paid by a Borrower under a valid garnishment order.

        4.4 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

        4.5 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by a Borrower under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank, or (c) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Bank thereon, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

              (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent), including any change in capital required to be maintained with respect to commitments for credit of less than 365 days in duration, and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Borrowers shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

        4.6 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurodollar Rate Loan under this Agreement, the Borrowers shall upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

        4.7 Indemnification. If a Borrower makes any payment of principal with respect to any Eurodollar Rate Loan or converts any Eurodollar Rate Loan on any other date than the last day of an Eurodollar Interest Period applicable thereto (whether pursuant to Section 3.7, Section 6.2 or otherwise), or if the a Borrower fails to borrow any Eurodollar Rate Loan after notice has been given to the Banks in accordance with Section 2.4, or if a Borrower fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Borrowers shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section
3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Eurodollar Interest Period; provided, however, that such Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.

                           ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES

        Each Borrower represents and warrants to the Agent and the Banks that:

        5. Corporate Existence and Power. Each Borrower is a Person duly organized, validly existing and in good standing under the laws of the state or other political subdivision of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each Borrower has all requisite power, corporate or otherwise, to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, and the Notes, and to engage in the transactions contemplated by this Agreement.

        5.1 Corporate Authority. The execution, delivery and performance by each Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's charter or by-laws, or of any contract or undertaking to which such Borrower is a party or by which such Borrower or its property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

        5.2 Binding Effect. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms.

        5.3 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of each Borrower as of the Effective

Date. Each such Subsidiary and each corporation becoming a Subsidiary of any Borrower after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of each Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Supporting Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or consented to by the Required Banks from time to time, are and will be owned, beneficially and of record, by the Company or another Supporting Subsidiary of the Company free and clear of any Liens. The corporations described in Schedule
4.4 hereto constitute all persons in which any Borrower or any of its Subsidiaries has an ownership interest as of the Effective Date.

        5.4 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty and, to the best of each Borrower's knowledge, there is no basis for any such action, suit or proceeding.

        5.5 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal year ended January 31, 1995 and reported on by Deloitte & Touche, independent certified public accountants, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since January 31, 1995. There is no material Contingent Liability of any Borrower that is not reflected in such financial statements or in the notes thereto.

        5.6 Use of Loans. Each Borrower will use the proceeds of the Loans to support its commercial paper program and no Borrower will use the proceeds of the Loans to repurchase the stock of any Borrower or any of their respective Subsidiaries. Neither any Borrower nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of any Borrower alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Guaranty that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

        5.7 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of Borrowers or any of their respective Subsidiaries, is required on the part of any Borrower in connection with the execution, delivery and performance of this Agreement, or the Notes, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any Guaranty.

        5.8 Taxes. Each Borrower and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither any Borrower nor any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any Borrower or any Subsidiary.

        5.9 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, a Borrower or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by any Borrower or any Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

        5.10 ERISA. The Borrowers, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Guaranties does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates.

        5.11 Environmental and Safety Matters. Each Borrower and each Subsidiary is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which any Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of any Borrower or any of their respective Subsidiaries. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against any Borrower or any of their respective Subsidiaries, any real property in which any Borrower or any such Subsidiary holds or has held an interest or any past or present operation of any Borrower or any Subsidiary, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of any Borrower or any of its Subsidiaries. Neither any Borrower nor any of their respective Subsidiaries
(a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on Schedule
4.12 hereto,
and as to such matters disclosed on such Schedule, none will have an material adverse affect on the financial condition or business of any Borrower or any of their respective Subsidiaries. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which any Borrower or any of their respective Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law, except as disclosed on Schedule 4.12 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of any Borrower or any of their respective Subsidiaries.

                            ARTICLE V.

                            COVENANTS

        6. Affirmative Covenants. Each Borrower covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(e), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of any such Borrower or such Subsidiary.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the any Borrower or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law.

              (d) Reporting Requirements. Furnish to the Banks and the Agent the following:

                  (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Default, or Event of Default described in Section 6.1, (B) the commencement of any material litigation against, by or affecting any Borrower or any of their respective Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or
(D) any development in the business or affairs of any Borrower or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of such Borrower, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries, a statement of the chief financial officer of such Borrower setting forth details of such Default or Event of Default, litigation, development, contract, or undertaking, and the action which such Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (ii) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings, and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles; together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (e), and (f) hereof is in conformity with the terms of this Agreement;

                  (iii) As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants selected by the Company and acceptable to the Required Banks, without qualifications unacceptable to the Required Banks, together with the consolidating balance sheets and the related consolidating statements of income of the Company and its Subsidiaries for such year; together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with
Section 5.2(a), (b), (c), (e), and (f) hereof is in conformity with the terms of this Agreement;

                  (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which any Borrower or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                  (v) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of any

Borrower, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of such Borrower setting forth the details of the occurrence of any Reportable Event with respect to any such Plan,
(C) a copy of any notice that any Borrower, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                  (vi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries as any Bank or the Agent may from time to time reasonably request.

              (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, each Borrower and their respective Subsidiaries, and to discuss the affairs, finances and accounts of such and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each Borrower does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent.

              (f) Additional Guaranties. Promptly cause each person becoming a Supporting Subsidiary of each Borrower from time to time to execute and deliver to the Banks and the Agent, within 30 days after such person becomes a Supporting Subsidiary, a Guaranty, together with other related documents of the type described in Section 2.5, with respect to such Supporting Subsidiary, in form and substance reasonably satisfactory to the Agent and the Required Banks.

              (g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Required Banks or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Required Banks or the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement, the Notes or the Guaranties. In addition, each Borrower agrees to deliver to the Agent and the Banks from time to time upon the acquisition or creation of any Subsidiary not listed in Schedule 4.4 hereto supplements to Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon.

        6.1 Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the Required Banks shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

              (a) Total Liabilities to Adjusted Tangible Net Worth. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Adjusted Tangible Net Worth of the Company and its Subsidiaries at any time to be greater than 2.0 to 1.0.

              (b) Adjusted Tangible Net Worth. Permit or suffer Consolidated Adjusted Tangible Net Worth of the Company and its Subsidiaries at any time to be less than the sum of $170,000,000 plus an amount equal to 50% of Cumulative Net Income (without any reduction for net loss) of the Company and its Subsidiaries for each fiscal year of the Company after the Effective Date.

              (c) Interest Coverage Ratio. Permit or suffer the Consolidated Interest Coverage Ratio of the Company and its Subsidiaries to be less than 1.5 to 1.0 as of the end of each fiscal quarter calculated for the four (4) consecutive fiscal quarters then ending.

              (d) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of any Borrower or any of their respective Subsidiaries, other than:

                  (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                  (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which do not secure obligations exceeding $1,000,000 in the aggregate and are not material in the aggregate, and which would not have a material adverse effect on the business or operations of a Borrower or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which a Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of a Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which a Borrower or any of its Subsidiaries is a party;

                  (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of a Borrower or any of its Subsidiaries;

                  (iv) Each Lien described in Schedule 5.2(d) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal (which shall not include the filing of UCC continuation statements) thereof shall be permitted;

                  (v) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of a Borrower or its Subsidiary thereunder are not delinquent; and

                  (vi) Prior to the disposition of assets contemplated by
Section 5.2(f)(ii), other Liens on assets of the Company and its Subsidiaries, other than accounts or general intangibles, that secure Indebtedness not exceeding in aggregate amount 50% of the net book value of the Company's motor vehicles comprising its automotive fleet, and which Liens are granted solely to original equipment manufacturers of motor vehicles to secure Indebtedness arising pursuant to borrowings under the Company's original equipment manufacturers financing program.

              (e) Merger; Acquisitions; Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section 5.2(e) shall not prohibit any merger or acquisition if (i) it is a merger of a Subsidiary into, or the acquisition of the assets of a Subsidiary by, a Borrower or a Supporting Subsidiary, where a Borrower or the Supporting Subsidiary, as the case may be, is the surviving or continuing corporation, or (ii) it is an acquisition (A) of a business or assets that are generally related to the business presently engaged in by a Borrower,
(B) on terms approved in advance by the board of directors or other governing body of the seller of the business or assets, and (C) the amount of consideration paid or exchanged by a Borrower and all Subsidiaries for all such acquisitions pursuant to this clause (ii) does not exceed $10,000,000 in aggregate amount; and in the case of each of clauses (i) and (ii), immediately after each such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and, prior to the consummation of each such merger, if a Borrower is a party thereto, and each such acquisition for consideration of $3,000,000 or more, such Borrower shall have provided to the Banks an opinion of counsel and a certificate of the chief financial officer of such Borrower (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(e) and that any other conditions under this Agreement relating to such transaction have been satisfied.

              (f) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold or leased in the ordinary course of business upon customary credit terms, sales of motor vehicles by the Company to one or more of its Subsidiaries, for fair value, in the ordinary course of the Company's business, and sales of scrap or obsolete material or equipment; provided, however, that this Section 5.2(f) shall not prohibit any such sale, lease, license, transfer, assignment, liquidation or other disposition: (i) if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than four percent (4%) of such aggregate book value of the total assets of the Company or such Subsidiary, as the case may be, and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing; and (ii) of the automotive rental fleet and associated assets so long as no Default or Event of Default shall exist or shall have occurred and be continuing.

              (g) Investments, Loans and Advances. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 270 days after the acquisition thereof by a Borrower or any of its Subsidiaries, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(g) hereto, having the same terms as existing on the date of this Agreement, and extensions or renewals thereof in substantially the same amounts, shall be permitted, (iv) transactions permitted by Section 5.2(e), (v) tax advantaged investments (including cash investments and commitments for future investments) by the Company and its Subsidiaries in low income housing of not more than $20,000,000 in aggregate amount, and (vi) other investments, loans, and advances which do not exceed $10,000,000 in aggregate amount.

              (h) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement, or engage in any other businesses other than those in which it is engaged on the date of this Agreement; provided, however, that this subsection (h) shall not preclude any Borrower or any Subsidiary (i) from engaging in additional related or ancillary businesses that are not likely to have a material effect on any Borrower or any Supporting Subsidiary, including without limitation activating a dormant insurance company for the purpose of providing credit insurance, automobile warranty programs and other programs or services related or incidental to the Company's automobile finance programs, and (ii) changing the nature of its business from that of a car rental agency to an automobile finance company.

              (i) Negative Pledge Limitation. Enter into any agreement, with any person other than the Banks pursuant hereto which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

              (j) Use of Proceeds. Use the proceeds of the Loans for any purpose other than as support for its commercial paper program, which prohibited uses shall include, without limitation, repurchase of the stock of any Borrower or any of their respective Subsidiaries.

                           ARTICLE VI.

                             DEFAULT

        7. Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks pursuant to Section 8.1:

              (a) Nonpayment. Any Borrower shall fail to pay when due any principal of or any Borrower shall fail to pay any interest on any of the Notes or any fees or any other amount payable hereunder, which failure continues for a period of five days; or

              (b) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in Article IV hereof or in any Guaranty or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

              (d) Other Defaults. Any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Guaranty, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to such Borrower or such Guarantor, as the case may be, by the Agent (or such shorter period of time as may be specified in such Guaranty); or

              (e) Cross Default. Any Borrower or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000; or if any Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of such Borrower; or

              (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000 or more (which $1,000,000 amount may not be deemed a material amount) shall be rendered against any Borrower or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower or any of their respective Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of any Borrower or any of their respective Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Guaranty, and either (i) such judgment or order shall have remained unsatisfied and such Borrower or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

              (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of any Borrower or any Subsidiary of any Borrower or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of any Borrower, their respective Subsidiary of any Borrower or any of their ERISA Affiliates, any Plan of any Borrower, their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by any Borrower, any Subsidiary of any Borrower or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or
Section 412(n) of the Code that results in or could result in liability of any Borrower, their respective Subsidiary or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or any Borrower, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

              (h) Insolvency, Etc. Any Borrower or any of their respective Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against any Borrower or any of their respective Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against such Borrower or such Subsidiary and is being contested by such Borrower or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or such Borrower or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

              (i) Security Documents. Any event of default described in any Guaranty shall have occurred and be continuing, or any material provision of any Guaranty shall at any time for any reason cease to be valid, binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby, or

              (j) Material Adverse Change. The occurrence of a material and adverse change in the business, financial condition, or prospects of any Borrower or any Guarantor; or

              (k) Change of Control. Any Borrower shall experience a Change of Control. For purposes of this Section 6.1(k), a "Change of Control" shall occur if during any twelve-month period any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13D-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more in voting power of the voting shares of any Borrower.

        7.1 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent, upon being directed to do so by the Required Banks, shall by notice to the Borrowers (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or both, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to any Borrower or any Supporting Subsidiary, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

              (b) The Agent, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, any Note or any Guaranty or under applicable law, in any manner deemed appropriate by the Agent, with consent of the Required Banks, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in any Note or Guaranty, or in aid of the exercise of any power granted in this Agreement, any Note or any Guaranty.

              (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such

Bank to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each Borrower hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrowers under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                           ARTICLE VII.

                     THE AGENT AND THE BANKS

        8. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes and the Guaranties as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

        8.1 Agent and Affiliates. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Subsidiary of any Borrower as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

        8.2 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Guaranties), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes, any Guaranty, or applicable law.

        8.3 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee, and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        8.4 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

        8.5 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Guaranty, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, any Note, any Guaranty, or any collateral subject thereto, or any other instrument or document furnished in connection herewith.

        8.6 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Guarantor of this Agreement, the Notes, any Guaranty, or any other documents referred to or provided for herein, or to inspect the properties or books of any Borrower or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

        8.7 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

        8.8 Resignation of Agent. The Agent may resign as such at any time upon thirty days' prior written notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Required Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

        8.9 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. Each Borrower agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if any Bank shall engage in any other transactions with a Borrower and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, such Bank shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                          ARTICLE VIII.

                          MISCELLANEOUS

        9. Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and the Borrowers, and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, or any fees or other amount payable hereunder, (ii) amend or terminate the respective Commitments of any Bank set forth on the signature pages hereof or modify the provisions of this Section regarding the taking of any action under this Section, or the provisions of Section 7.10, or the provisions of the first sentence of Section 8.6, or the definition of Required Banks, or (iii) provide for the release of any Guarantor; provided, that, the Agent may release the Guaranty described in Section 2.10 relating to the disposition of the automobile rental fleet.

              (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        9.1 Notices. (a) All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers, the Agent, and the Banks at the respective addresses or numbers for notices set forth on the signature pages hereof, or to such other address or number as may be designated by any Borrower, the Agent, or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the earlier of (i) the time of actual delivery thereof to such address or number, or
(ii) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, if deposited prepaid with a nationally recognized overnight delivery service guaranteeing next day delivery to such address, prior to the deadline for next day delivery, on the Business Day next following such deposit, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received.

              (b) Notices by any Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrower.

        9.2 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any

Bank under this Agreement, any of the Notes, or any Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, any of the Notes, any Guaranty, or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, the Notes, or any Guaranty, irrespective of the occurrence or continuance of any Default or Event of Default.

        9.3 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or any Guarantor made herein or in any Guaranty or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement or any Guaranty shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.6, 3.8 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

        9.4 Expenses. (a) Each Borrower agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Guaranties, and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes, the Guaranties and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Guaranties, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

              (b) Each Borrower hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that no Borrower shall be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

              (c) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each Borrower hereby indemnifies, exonerates and holds the Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                    (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                    (ii) the entering into and performance of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of each Borrower as the result of any determination by the Required Banks not to fund any Loan);

                    (iii) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of their respective Subsidiaries of any portion of the stock or assets of any person;

                    (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Borrower or any of their respective Subsidiaries of any Hazardous Material; or

                    (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by any Borrower, or any of their respective Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of any Borrower conducted subsequent to a foreclosure on such property by the Banks or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Borrower shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether any Borrower or any of their respective Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

        9.5 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided no Borrower may, without the prior consent of the Banks, assign its rights or obligations hereunder, under the Notes or under the Guaranties and the Banks shall not be obligated to make any Loan hereunder to any entity other than a Borrower.

              (b) Any Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement, the Notes and the Guaranties, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against each Borrower under Section 3.6, 3.8 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that
(i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

              (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Guaranty or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

              (d) Each Bank may, with the prior consent of the Borrowers (which shall not be unreasonably withheld) and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $5,000,000 thereafter, or such lesser amount as the Borrowers and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Bank may without the consent of the Borrowers or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

              (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

              (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit G hereto.

              (h) The Borrowers shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

              (i) The Banks may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers.

              (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

        9.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        9.7 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower and each Bank further agrees that any legal action or proceeding with respect to this Agreement, any of the Notes, or any Guaranty, or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower and each Bank hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such Borrower or such Bank, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to such Borrower or such Bank, as the case may be, at their address referred to in Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against any Borrower or property in the courts of any other jurisdiction in which property of any Borrower is located. Each Borrower and each Bank hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts located or sitting in Michigan.

        9.8 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

        9.9 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

        9.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Borrowers and the Agent and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of any Borrower under this Agreement, any of the Notes or any Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Borrower under this Agreement, any of the Notes or any Guaranty in any other jurisdiction.

        9.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

        9.12 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Guaranty, in no event shall the amount of interest paid or agreed to be paid by any Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Guaranty at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Banks have been paid in full.

        9.13 Indebtedness under Existing Credit Agreement. This Agreement and the Loans made pursuant to Article II are in substitution for the Existing Credit Agreement and the loans made under the Existing Credit Agreement and the Notes delivered to the Banks hereunder are delivered in exchange and in substitution for the notes issued pursuant to the Existing Credit Agreement. The commitments under the Existing Credit Agreement are superceded and replaced by the Commitments hereunder. The initials Loans hereunder shall be used to pay all Indebtedness owing under the notes issued pursuant to the Existing Credit Agreement.

        9.14 Joint and Several Obligations; Contribution Rights; Savings Clause.
(a)

Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Borrowers hereunder and under the Notes and the other Loan Documents are joint and several.

              (b) If any Borrower makes a payment in respect of the Bank Obligations it shall have the rights of contribution set forth below against the other Borrowers; provided that no Borrower shall exercise its right of contribution until all the Bank Obligations shall have been finally paid in full in cash. If any Borrower makes a payment in respect of the Bank Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the net payments made by the Borrower in respect of the Bank Obligations shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. If any Borrower receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Borrowers are in proportion to the amounts of their respective Payment Shares, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

        For purposes hereof, the "Payment Share" of each Borrower shall be the sum of (a) the aggregate proceeds of the Bank Obligations received by such Borrower plus (b) the product of (i) the aggregate Bank Obligations remaining unpaid on the date such Bank Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Bank Obligations attributed to such Borrower pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Borrower's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Borrower), and the denominator of which is the aggregate net worth of all Borrowers on such effective date.

              (c) It is the intent of each Borrower, the Agent and the Banks that each Borrower's maximum Bank Obligations shall be, but not in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Bank Obligations are incurred, the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code;

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Bank Obligations (or any other obligations of such Borrower to the Agent and the Banks) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

              (d) The Borrowers acknowledge and agree that they have requested that the Banks make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Banks to the Borrowers.

              (e) The joint and several obligations of the Borrowers described in this Section 8.15 shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (i) any amendment, assignment, transfer, modification of or addition or supplement to the Bank Obligations, this Agreement, any Note or any other Loan Document, except to the extent any such amendment, assignment, transfer or modification specifically relates to the matters set forth in Section 8.15; (ii) any extension, indulgence, increase in the Bank Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Bank Obligations, or any acceptance of security for, or guaranties of, any of the Bank Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (iii) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (iv) any waiver by the Banks or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Bank Obligations; (v) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents; (vi) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (vii) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (viii) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Bank Obligations or contained in any of the Loan Documents by operation of law; or (ix) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Agent, or the Bank or any other any person which increases the scope of such Borrower's risk; and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Banks that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Agent or the Banks to provide such information either now or in the future.

        9.15 Waivers, Etc. Each Borrower unconditionally waives, except as otherwise provided in this Agreement: (a) notice of any of the matters referred to in Section 8.15(e) above; (b) all notices which may be required by statute, rule or law or otherwise to preserve any rights of the Agent, or the Bank, including, without limitation, presentment to and demand of payment or performance from the other Borrowers and protect for non-payment or dishonor;
(c) any right to the exercise by the Agent, or the Bank of any right, remedy, power or privilege in connection with any of the Loan Documents; (d) any requirement that the Agent, or the Bank, in the event of any default by any Borrower, first make demand upon or seek to enforce remedies against, such Borrower or any other Borrower before demanding payment under or seeking to enforce this Agreement against any other Borrower; (f) any right to notice of the disposition of any security which the Agent, or the Bank may hold from any Borrower or otherwise and any right to object to the commercial reasonableness of the disposition of any such security; and (g) all errors and omissions in connection with the Agent, or the Bank's administration of any of the Bank Obligations, any of the Loan Documents', or any other act or omission of the Agent, or the Bank which changes the scope of the Borrower's risk, except as a result of the gross negligence or willful misconduct of the Agent, or the Bank. The obligations of each Borrower hereunder shall be complete and binding forthwith upon the execution of this Agreement and subject to no condition whatsoever, precedent or otherwise, and notice of acceptance hereof or action in reliance hereon shall not be required.

        9.16 Waiver of Jury Trial. The Banks, the Agent and the Borrowers, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. None of the Banks, the Agent or any Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any of the Banks, the Agent or any Borrower except by a written instrument executed by all of them.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the ___ day of June, 1995, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

Address for Notices:                         NATIONAL AUTO CREDIT, INC.



National Auto Credit                         By:_____________________________
30000 Aurora Road
Solon, Ohio 44139                          Its: __________________________
Attention:
     Robert J. Bronchetti
     President and Chief
     Executive Officer                       And:____________________________
Telephone No.: (216) 349-1000
Facsimile No.: (216) 349-0442               Its: _________________________
Facsimile Confirmation
  Number: (216) 349-1000

                                   NBD BANK, as Agent and as a Bank

NBD Bank                                By:_____________________________
611 Woodward Avenue
Detroit, Michigan 48226                    Its: ___________________________
Attention:
     Andrew W. Strait
     Vice President
      Midwest Banking Division
Telephone No.: (313) 225-3300
Facsimile No.: (313) 225-1671
Facsimile Confirmation
  Number: (313) 225-3300

Commitment Amount:
$20,000,000

                                   THE BANK OF NEW YORK

The Bank of New York                    By:_____________________________
One Wall Street, 22nd Floor
New York, New York 10286                   Its: ___________________________
Attention:

     ----------------
Telephone No.: (212) ___-____
Facsimile No.: (212) ___-____
Facsimile Confirmation
  Number: (212) ___-____

Commitment Amount:
$10,000,000

                                   FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA

One First Union Center                  By:_____________________________
Charlotte, North Carolina 28207
Attention: Mary J. Amatore                      Its: __________________________
Telephone No.: (704) 374-2641
Facsimile No.: (704) 374-2802
Facsimile Confirmation
  Number: (704) 374-4426

Commitment Amount:
$10,000,000

Total Commitments:  $40,000,000
WP6:[WPCMS.00007.2231]AGR_AA0_07

               FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 28, 1996 this "Amendment"), is among NATIONAL AUTO CREDIT, INC., a Delaware corporation (the"Company"), ARAC, INC., a Delaware corporation, formerly known as National Auto Credit, Inc., (the "ARAC", collectively with the Company, the "Borrowers" or each a "Borrower"), the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                             RECITALS

         A. The Borrowers, the Agent and the Banks are parties to a Credit Agreement, dated as of June 30, 1995, (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

         B. The Borrowers desire to amend the Credit Agreement and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.

                              TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

         1.1  Section 1.1 shall be amended as follows:

              (a) The definition of "Commitment" shall be amended by adding the following language immediately after the reference "hereof" in line 4 of such definition: "or of any Bank added pursuant to Section 8.18, provided, that, the aggregate amount of the Commitments shall at no time exceed $50,000,000".

              (b) The definition of "Eurodollar Rate" shall be amended by deleting clause (a) in its entirety and inserting the following in place thereof: "(a) one-half of one percent (0.50%) per annum, ".

              (c) The definition of "Termination Date" shall be amended by deleting the reference in clause (a) to "June 28, 1996" and inserting
"May 27, 1997" in place thereof.

     (d)  The definition of "Applicable Margin" shall be delete in its entirety.

     (e) The following definitions shall be added in appropriate alphabetical order:

                   "Net Dealer Holdback" shall mean the aggregate amount of the dealer holdback which is payable by the Company to member dealers from the acceptance of retail installment contracts, net of any cash advanced to such dealers, including the Company's dealer advance reserve, as reflected on the balance sheet of the Company.

                   "Net Non-Performing Assets" shall mean the gross installment notes receivable of the Company less associated unearned income which are 120 days or more contractually past due.

                   "Reserve for Credit Loss" shall mean the sum of the Company's allowance for loan losses and the Net Dealer Holdback.

         1.2 Section 2.3(a) shall be amended by deleting the reference in the third line to "the Applicable Margin" and by inserting the following in place thereof: "one-eighth of one percent (1/8 of 1%) per annum".

         1.3 Section 2.9 shall be amended by deleting the reference therein to "$3,000,000" and "$1,000,000" and by inserting "$1,000,000" and "$500,000", respectively, in place thereof and by deleting the last sentence of such Section in its entirety.

         1.4 Section 5.1(d)(vi) shall be redesignated as Section 5.1(d)(vii) and the following shall be added as Section 5.1(d)(vi):

              (vi) As soon as available and in any event within 30 days after the end of each month, a report on loan receivable portfolio statistics, including an aging of accounts receivable, and on dealer concentrations, in substantially the form attached as Schedule 5.1(d)(vi);

         1.5 Section 5.1(e) shall be amended by adding the following language at the end thereof: "and permit the Agent or any of its agents and representatives to conduct a comprehensive field audit of its books, records, properties and assets".

         1.6 Section 5.2(b) shall be deleted in its entirety and the following shall be inserted in place thereof:

              (b) Adjusted Tangible Net Worth. Permit or suffer the Consolidated Adjusted Tangible Net Worth of the Company and Subsidiaries at any time to be less than the sum of $185,000,000 plus an amount equal to 50% of Cumulative Net Income (without any reduction for net loss) of the Company and its Subsidiaries for each fiscal year of the Company commencing with the fiscal year ending January 31, 1997.

         1.7 Section 5.2(e) shall be amended by deleting the reference in line 17 to "prior to the consummation of each such merger" and inserting "within 15 days after the consummation of each such merger" in place thereof and by deleting the references to "$10,000,000" and "$3,000,000" and by inserting "$20,000,000" and "$5,000,000", respectively, in place thereof.

         1.8 A new Section 5.2(k) shall be added at the end of Section 5.2 to read as follows:

              (k)  Reserve for Credit Losses.  Permit or suffer the
Reserve for Credit Losses at any time to be less than the aggregate amount of Net Non-Performing Assets.

         1.9 A new Section 8.18 shall be added at the end of Article VIII to read as follows:

        8.18 Additional Banks. Additional lenders may also be Banks hereunder and the aggregate amount of the Commitments hereunder shall increase accordingly, with the prior written consent of the Company and the Agent, by executing an Assumption Agreement substantially in the form of Exhibit H hereto. Upon any Bank being added hereto, a new schedule will be distributed by the Agent to all Banks and the Company showing the Commitment amount and the pro rata share of each Bank.

         1.10 Exhibit H is hereby added to the Credit Agreement in the form of Exhibit H attached hereto. Schedule 4.5 shall be amended by adding the information set forth on the Supplement to Schedule 4.5 attached hereto.

ARTICLE II. REPRESENTATIONS. Each Borrower represents and warrants to the Agent and the Banks that:

         3. The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

         3.1 This Amendment is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof.

         3.2 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         3.3 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

         4.  This Amendment shall be signed by the Borrowers and the Banks.

         4.1 Copies of resolutions adopted by the Board of Directors of each Borrower, certified by an officer of each Borrower as being true and correct and in full force and effect without amendment as of the date hereof, authorizing each Borrower to enter into this Amendment.

         4.2 Each of the Guarantors shall have executed the Consent and Agreement at the end of this Amendment.

ARTICLE IV.  MISCELLANEOUS.

        5. References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

       5.1 Each Borrower agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

       5.2 Each Borrower acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. Each Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

       5.3 Except as expressly amended hereby, each Borrower agrees that the Credit Agreement, the Notes and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Agent or any Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

       5.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of May 28, 1996.

                           NATIONAL AUTO CREDIT, INC.

                           By:

                                Its:

                           ARAC, INC.

                           By:

                                Its:

                           NBD BANK, as Agent and Individually as
                           a Bank

                           By:

                                Its:

                           THE BANK OF NEW YORK

                           By:

                                Its:

                           FIRST UNION NATIONAL BANK OF NORTH
                           CAROLINA

                           By:

                                Its:

                      CONSENT AND AGREEMENT

         As of the date and year first above written, each of the undersigned hereby:

         (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby and agrees to all terms and provisions of the above Amendment applicable to it;

         (b) agrees that each Guaranty and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Banks (collectively, the "Security Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Security Document; and

         (c) acknowledges that its consent and agreement hereto is a condition to the Banks' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.

                             NATIONAL MOTORS, INC.

                             By:

                                Its:

                             NAC, INC.

                             By:

                                Its:

                             NAC RENT-A-CAR SYSTEM, LTD., formerly
                              known as Agency Rent-A-Car System,
                              Ltd.

                             By:

                                Its:

                             NAC CAPITAL, INC.

                             By:

                                Its: